UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 5, 2007
Commission File Number 333-112528
Vought Aircraft Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	75-2884072 (I.R.S. Employer Identification Number)
9314 West Jefferson Boulevard M/S 2-01
Dallas, Texas 75211
(972) 946-2011
(Address of principal executive offices and telephone number)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02. Appointment of Principal Officers.
Item 7.01 Regulation FD Disclosure.
Item 9.01 Financial Statements and Exhibits.
Press Release

Item 5.02. Appointment of Principal Officers.

(a)	Not applicable.

(b)	Not applicable.

(c)	On January 4, 2007, the Company appointed Mr. Keith B. Howe (“Mr. Howe”), 49, as Vice President and Chief Financial Officer of the Company, effective January 16, 2007. Wendy Hargus, who has been serving as the Interim Principal Financial and Accounting Officer, will continue to serve as the Company’s Treasurer and Interim Principal Accounting Officer.

Mr. Howe currently serves as President and General Manager of the Armament Systems Division of BAE Systems (“BAE”), a position he has held since July 2005, when BAE acquired United Defense Industries, Inc. (“UDI”). Mr. Howe had served in a substantially comparable position with UDI since January 2002 and, prior to that time, had served as the unit’s Deputy General Manager from October 1998 to December 2001 and as its Controller from September 1996 to October 1998. Prior to that time, Mr. Howe served in a number of senior financial executive positions with UDI.

The Company has entered into an employment agreement with Mr. Howe. The initial term of that employment agreement extends through December 31, 2007, and is subject to automatic extension for one-year periods unless timely notice of non-renewal is provided. The agreement provides for the payment of a base salary of $325,000 and a performance-based bonus target of 75% of base salary. The agreement also provides for the payment of a one-time lump sum bonus in the amount of $200,000 and the reimbursement of certain amounts for financial and tax planning and certain relocation, temporary living and commuting expenses. The agreement also provides for an award of 87,500 stock appreciation rights (SARs) and 25,000 restricted stock units (RSUs) under the Company’s Incentive Award Plan, under terms that are materially consistent with those previously disclosed. The agreement provides that the Company will work with Mr. Howe to develop a compensation program, subject to Board approval, designed to compensate him for pension benefits and other compensation forfeited by Mr. Howe as a result of his termination of employment with his previous employer. The agreement provides for the payment of severance to Mr. Howe in the event his employment is terminated by the Company without “cause” or if he resigns for “good reason,” as those terms are defined in the agreement. The severance consists of one year’s base salary and one year’s medical insurance premiums for Mr. Howe and his spouse and dependents.

(d)	Not Applicable.
Item 7.01 Regulation FD Disclosure.
     On January 5, 2007, Vought Aircraft Industries Inc. (the “Company”) issued a press release announcing the appointment of Mr. Keith B. Howe as its Chief Financial Officer. A copy of such press release is furnished as Exhibit 99.1 to this report.
     Pursuant to the rules and regulations of the Securities and Exchange Commission, the press release attached as Exhibit 99.1 is deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits.

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated January 5, 2007
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOUGHT AIRCRAFT INDUSTRIES, INC.
Date: January 5, 2007	/s/ Wendy Hargus
Wendy Hargus
Interim Principal Financial and Accounting Officer and Authorized Officer